Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Berkshire Hills Bancorp, Inc.’s Registration Statement Nos. 333-41766, 333-56446, 333-105721, and 333-122522 on Forms S-8 and Registration Statement No. 333-137246 on Form S-3 of our report dated March 13, 2007 relating to our audits of the consolidated financial statements and internal control over financial reporting of Berkshire Hills Bancorp, Inc. and subsidiaries which appears in this Annual Report on Form 10-K.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
March 13, 2007